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                                                                    Exhibit 3.4a

                                State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "DRIVERFX1.COM, INC.", CHANGING ITS NAME FROM "DRIVERFX1.COM, INC." TO "DRIVERFX.COM INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2001, AT 12:01 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                        /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                                   Secretary of State

                                                     AUTHENTICATION:     0921919

                                                              DATE:     01-18-01

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DriverFx1.com, Inc.

     DriverFx1.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by unanimous consent in writing, adopted the following resolution:

          RESOLVED, that the Corporation hereby approves the following amendment to Article 1 of the Certificate of Incorporation (the "Amendment");

          "FIRST: The name of the Corporation is DriverFx.com, Inc."

     SECOND: That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President, this 18/th/ day of January, 2001

                                        /s/ Ronald E. Elmquist
                                        ----------------------------------------
                                        Ronald E. Elmquist, President